Exhibit 5.1

SCOTT D. OLSON ESQ.	274 BROADWAY COSTA MESA, CA 92627 CELL 310.985.1034 FAX 310.564.1912 EMAIL SDOESQ@GMAIL.COM SKYPE SCOTTDAVIDOLSON

June 12, 2013

Local Corporation

7555 Irvine Center Drive

Irvine, California 92618

Ladies and Gentlemen:

We have acted as special counsel to Local Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”) to be filed by the Company on or about June 12, 2013 with the Securities and Exchange Commission (the “Commission”) related to the offering by the selling sharheolders named therin from time to time on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”) of up to 4,573,216 shares (the “Shares”) of common stock, par value $0.00001 per share (“Common Stock”) of the Company issuable pursuant to that certain Convertible Note and Warrant Purchase Agreement (the “Agreement”) dated as of April 10, 2013, among the Company, Tail Wind Fund Ltd. and certtain other instituional investors, as described in the prospectus (the “ Prospectus”) forming a part of the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Act.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, (i) the Registration Statement; (ii) the Agreement; (iii) the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”); (iv) the Company’s By-Laws, as amended (the “By-Laws”); (v) the Company’s form of stock certificate, which is used by the Company for the issuance of shares of its Common Stock; and (vi) certain resolutions of the Board of Directors of the Company authorizing the registration and issuance of the Shares and other related matters. In examining all such documents, we have assumed, without inquiry, (a) the due authorization, execution, authentication and delivery by all persons of the Registration Statement, the Investment Agreement and each of the respective additional documents related thereto (whether such due authorization, execution, authentication and delivery has occurred or will occur in the future), (b) the genuineness of all signatures, (c) the legal capacity of all natural persons, (d) the authenticity of all documents submitted to us, and (e) the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

In rendering the opinions expressed below, we have obtained and relied upon such certificates and assurances from certain officers of the Company as we have deemed necessary, and have relied as to factual matters on the statements, implications, agreements, covenants, representations and/or warranties made by each of the parties to and in the Agreement and said certificates and attachments thereto. As to any factual matter relevant to the opinions expressed herein, we have relied solely upon the certificates and documents described above, and have made no independent investigation or verification of any such factual matters.

Local Corporation

June 12, 2013

We have investigated such questions of law for the purposes of rendering this opinion letter as we have deemed necessary. The opinions rendered herein are limited to the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to any federal law (including, without limitation, the federal securities laws) of the United States or as to the laws of any other jurisdiction.

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that, when the Shares have been duly issued, delivered, sold and paid for as contemplated by the Registration Statement and the Prospectus and in accordance with the Agreement, the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we are not passing upon, and we assume no responsibility for, any disclosure in the Registration Statement or the Prospectus or other offering material (including, without limitation, any information incorporated by reference into the Prospectus) regarding the Company or the Shares or their offering, sale and/or issuance.

The opinions set forth herein are made as of the date hereof, and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The foregoing opinions are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

This opinion letter is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Scott D. Olson, Esq.

Scott D. Olson, Esq.